Exhibit 5.1

July 12, 2024

LuxUrban Hotels Inc.

2125 Key Biscayne Blvd

Miami, Florida

Re:	Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-278883) (as amended or supplemented, the “Registration Statement”) filed on April 23, 2024 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by LuxUrban Hotels Inc., a Delaware corporation (the “Company”), of up to $50,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on May 8, 2024. Reference is made to our opinion letter dated April 23, 2024 and included as Exhibit 5.1 to the Registration Statement.

We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on July 12, 2024 by the Company with the Commission pursuant to Rule 424 under the Securities Act.

The Prospectus Supplement relates to the offering (the “Offering”) by the Company of up to an aggregate of (a) 30,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”); (b) up to 4,500,000 additional shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”) which may be issued by the Company upon the exercise of an over-allotment option granted to the Underwriter; and (c) warrants to purchase up to 2,070,000 shares of Common Stock (equal to six percent (6%), including Shares which may be issued pursuant to the exercise of the over-allotment option of the Common Stock in the Offering) and registered under the name of the Underwriters (the “Underwriter Warrant”), which may be exercised at any time, and from time to time, in whole or in part, commencing from and after the 181st (one hundred eighty first) day immediately following the closing of the Offering and expiring at the fifth anniversary of the closing of the Offering and exercisable at a per share price of 110% (one hundred ten percent) of the public offering price of the Common Stock in the Offering. The Shares and Prefunded Warrants are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (the “Underwriting Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

1. The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Firm will be validly issued, fully paid and non-assessable.

2. When the Underwriter Warrant has been duly executed and delivered by the Company and duly delivered to the Underwriters in the manner contemplated by the Registration Statement, the Warrant will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The shares of Common Stock underlying the Underwriter Warrant when issued and delivered against payment therefor upon the exercise of the Underwriter Warrant in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours

/s/ Graubard Miller
GRAUBARD MILLER